UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2007

PepsiCo, Inc.

(Exact name of registrant as specified in charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of principal executive offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 29, 2007, PepsiCo, Inc. (“PepsiCo”) announced an offering of $1,000,000,000 aggregate principal amount of senior unsecured notes bearing an interest rate of 4.65% per annum due February 15, 2013 (the “Notes”). Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC were joint book runners for this offering.

The public offering price of the Notes was 99.908% of the principal amount. PepsiCo is expected to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately $995.1 million, and intends to use such net proceeds primarily for general corporate purposes, including the repayment of outstanding short term indebtedness.

The Notes were offered and sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated November 29, 2007 among PepsiCo and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein, under PepsiCo’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-133735), filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2006. PepsiCo has filed with the SEC a prospectus supplement, dated November 29, 2007, together with the accompanying prospectus, dated May 2, 2006, relating to the offering and sale of the Notes.

The Notes are expected to be issued on December 4, 2007 pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between PepsiCo and The Bank of New York, as Trustee. The Notes will bear interest at the rate of 4.65% per year, with interest payable on February 15 and August 15 of each year, beginning on August 15, 2008 and will mature on February 15, 2013. The Notes are not redeemable and will be unsecured obligations of PepsiCo and will rank equally with all of PepsiCo’s unsecured senior indebtedness. The Indenture also contains customary event of default provisions.

The above description of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture and the Form of Note, each of which is incorporated by reference into the Registration Statement and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2, respectively.

This communication does not constitute an offer to sell nor is it an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Before any investment is made, an investor should read the Registration Statement, including the prospectus and prospectus supplement with respect to the Notes, which has been filed with the SEC and which contain more complete information about PepsiCo and this offering. Copies of documents filed with the SEC may be obtained for free by visiting the SEC’s web site at www.sec.gov and may also be obtained by contacting PepsiCo at 700 Anderson Hill Road, Purchase, NY, 10577, Morgan Stanley & Co. Incorporated at 180 Varick Street, 2nd Floor, Prospectus Department, New York, NY 10014, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, Prospectus Department, New York, NY 10080 or UBS Securities LLC, Fixed Income Syndicate, 677 Washington Blvd., Stamford, CT 06901.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Form of Underwriting Agreement dated November 29, 2007 among PepsiCo and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture dated as of May 21, 2007 between PepsiCo and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to PepsiCo’s Current Report on Form 8-K filed with the SEC on May 25, 2007).

4.2	Form of Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: December 3, 2007	By:	/s/ Thomas H. Tamoney, Jr.
	Name:	Thomas H. Tamoney, Jr.
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement dated November 29, 2007 among PepsiCo and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture dated as of May 21, 2007 between PepsiCo and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to PepsiCo’s Current Report on Form 8-K filed with the SEC on May 25, 2007).

4.2	Form of Note.